UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 4, 2011, we announced our entry into a letter of intent to acquire the remaining 20% interest in Meadville Aspocomp (BVI) Holdings Ltd. from Aspocomp Group Plc (“Aspocomp”) for EUR14.5 million. Under this letter of intent, we also agreed to exchange our 10% stake in Aspocomp Oulu Oy for approximately 12.3 million shares of Aspocomp to be issued by Aspocomp for this exchange. Both the proposed transactions are subject to the signing and completion of definitive agreements.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number

99.1	Press release from TTM Technologies, Inc., dated May 4, 2011, entitled “TTM Technologies, Inc. To Acquire Remaining Stake In Meadville Aspocomp (BVI) Holdings Ltd.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.
Date: May 10, 2011
	By:	/s/ Steven W. Richards

Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release from TTM Technologies, Inc., dated May 4, 2011, entitled “TTM Technologies, Inc. To Acquire Remaining Stake In Meadville Aspocomp (BVI) Holdings Ltd.”